EXHIBIT 23.1


                                                       CONSENT OF AMISANO HANSON

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A2 for BigInning, Inc., of our report dated March 4, 2002 relating to the December 31, 2001 financial statements of BigInning, Inc., which appears in such Prospectus.

/s/ Amisano Hanson
Amisano Hanson

August 6, 2002